EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly report on Form 10-QSB/A of BPO Management Services, Inc. (the "Company") for the quarterly period ended June 30, 2007 (the "Report"), each of the undersigned hereby certifies in his capacity as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 13, 2008	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ Patrick A. Dolan
Chief Executive Officer (principal executive officer)

Date: June 13, 2008	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ Donald W. Rutherford
Chief Financial Officer
(principal financial officer and duly authorized officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.